UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPEX	The Nasdaq Capital Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported on a Quarterly Report on Form 10-Q dated May 15, 2019, Spherix Incorporated, a Delaware corporation (the “Company”), entered into that certain Asset Purchase Agreement, dated as of May 15, 2019, by and between the Company and CBM BioPharma, Inc., a Delaware corporation (“CBM”), which was amended on May 30, 2019 by that certain Amendment No. 1 to Asset Purchase Agreement (collectively, the “Purchase Agreement”). On December 5, 2019, the Company entered into Amendment No. 2 (the “Amendment No. 2”) to the Purchase Agreement. Pursuant to the Amendment No. 2, the Purchase Agreement was amended to, among other things, (i) remove references to the issuance of Series L Convertible Preferred Stock (the “Series L Preferred Stock”) from the Stock Consideration (as defined below) that the Company was to pay CBM, such that all Stock Consideration would instead only take the form of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for an aggregate of 1,939,058 shares of Common Stock to be issued as Stock Consideration at closing, (ii) change the percentage of the Stock Consideration that the Company was to deposit with VStock Transfer, LLC, as the escrow agent (“VStock”), to be held in escrow, to seven percent (7%), and (iii) remove references to the requirement that the Company file a Certificate of Designations of Preferences, Rights and Limitations of the Series L Preferred Stock with the Delaware Secretary of State.

On December 5, 2019, the Company completed the acquisition of substantially all of the assets, properties and rights of CBM (the “Acquisition”) pursuant to the Purchase Agreement. As consideration for the Acquisition, the Company paid to CBM $8,000,000, consisting of (i) $1,000,000 in cash (the “Cash Consideration”) and (ii) an aggregate of 1,939,058 shares (the “Stock Consideration”) of the Company’s Common Stock at a price per share of $3.61. The Cash Consideration is being held back and retained by the Company, and will become payable to CBM upon the consummation by the Company of the first sale of the Company’s Common Stock or any other equity or equity-linked financing of the Company to investors in or more transactions, after the date of the Purchase Agreement, for which the Company receives aggregate gross proceeds of greater than $2,000,000 (a “Qualified Financing”). Upon the consummation of the Qualified Financing, the Company shall retain the first $2,000,000 of the gross proceeds from the Qualified Financing and CBM shall receive one hundred percent (100%) of the gross proceeds of such Qualified Financing received by the Company in excess of $2,000,000 as well as the gross proceeds of any subsequent equity financings by the Company until the Cash Consideration amount is satisfied in full. Additionally, at closing, seven percent (7%) or 135,734 shares of Common Stock of the Stock Consideration was deposited with VStock, the Company’s transfer agent, to be held in escrow for six months post-closing to satisfy certain indemnification obligations pursuant to the terms and conditions of the Purchase Agreement, and ninety-three percent (93%) or 1,803,324 shares of the Stock Consideration was issued and delivered to CBM.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and all amendments thereto, which are filed as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 7.01 Other Events.

On December 10, 2019, the Company issued a press release announcing the closing of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference in this Current Report.

Item 9.01 Financial Statements and Exhibits.

d)           Exhibits.

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated as of May 15, 2019, by and between the Company and CBM BioPharma, Inc. (incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q as filed on August 14, 2019).

10.2

Amendment No. 1 to Asset Purchase Agreement, dated as of May 30, 2019, by and between the Company and CBM BioPharma, Inc. (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q as filed on August 14, 2019).

10.3	Amendment No. 2 to Asset Purchase Agreement, dated as of December 5, 2019, by and between the Company and CBM BioPharma, Inc.

99.1	Press Release, dated December 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2019

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer